American Funds Mortgage Fund

August 31, 2014

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$1,681
Class B	$3
Class C	$74
Class F1	$70
Class F2	$121
Total	$1,949
Class 529-A	$116
Class 529-B	$1
Class 529-C	$22
Class 529-E	$12
Class 529-F1	$53
Class R-1	$8
Class R-2	$12
Class R-2E	-
Class R-3	$19
Class R-4	$18
Class R-5	$55
Class R-6	$10,008
Total	$10,324

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.1162
Class B	$0.0452
Class C	$0.0414
Class F1	$0.1136
Class F2	$0.1407
Class 529-A	$0.1066
Class 529-B	$0.0403
Class 529-C	$0.0368
Class 529-E	$0.0797
Class 529-F1	$0.1267
Class R-1	$0.1742
Class R-2	$0.0607
Class R-2E	-
Class R-3	$0.0980
Class R-4	$0.1244
Class R-5	$0.1471
Class R-6	$0.1510

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	13,129
Class B	45
Class C	1,505
Class F1	520
Class F2	965
Total	16,164
Class 529-A	1,092
Class 529-B	12
Class 529-C	437
Class 529-E	125
Class 529-F1	464
Class R-1	29
Class R-2	189
Class R-2E	1
Class R-3	157
Class R-4	163
Class R-5	16
Class R-6	94,099
Total	96,784

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$10.21
Class B	$10.19
Class C	$10.19
Class F1	$10.21
Class F2	$10.21
Class 529-A	$10.21
Class 529-B	$10.18
Class 529-C	$10.18
Class 529-E	$10.21
Class 529-F1	$10.21
Class R-1	$10.19
Class R-2	$10.18
Class R-2E	$10.21
Class R-3	$10.21
Class R-4	$10.21
Class R-5	$10.21
Class R-6	$10.21